EXHIBIT 21.1

Subsidiaries of GrafTech International Ltd.

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech International Ltd.
GrafTech Holdings Inc.	Delaware	100%
GrafTech USA LLC	Delaware	100%
Seadrift Coke L.P.	Delaware	81.1	% (a)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Holdings Inc.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Global Enterprises Inc.
GrafTech International Holdings Inc.	Delaware	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech International Holdings Inc.
GrafTech DE LLC	Delaware	100%
GrafTech Seadrift Holding Corp.	Delaware	100%
GrafTech Advanced Graphite Materials LLC	Delaware	100%
GrafTech Technology LLC	Delaware	100%
GrafTech NY Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%
GrafTech Luxembourg I S.a.r.l.	Luxembourg	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech DE LLC
GrafTech Canada ULC	Canada	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Luxembourg I S.a.r.l.
GrafTech Luxembourg II S.a.r.l.	Luxembourg	100%
GrafTech Hong Kong Limited	Hong Kong	100%
GrafTech Germany GmbH "i.L."	Germany	100	% (g)
GrafTech Korea Ltd.	Korea	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Luxembourg II S.a.r.l.
GrafTech Switzerland S.A.	Switzerland	100%

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Hong Kong Limited
Shanghai GrafTech Trading Co., Ltd.	China	100	% (h)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech Switzerland S.A.
GrafTech UK Limited	United Kingdom	100%
Graftech Iberica S.L.	Spain	99.99	% (b)
Graftech Comercial Navarra S.L.	Spain	100%
GrafTech Mexico S.A. de C.V.	Mexico	99.97	% (c)
GrafTech Comercial de Mexico S. de. R.L. de C.V.	Mexico	99.97	% (c)
GrafTech S.p.A.	Italy	100%
GrafTech Brasil Participacoes Ltda.	Brazil	99.99	% (f)
GrafTech France S.A.S.	France	100%
GrafTech South Africa (Pty) Ltd.	South Africa	100%
GrafTech RUS LLC	Russia	99.9	% (d)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech France S.A.S.
GrafTech France S.N.C.	France	99.99	% (e)

	Jurisdiction of	Ownership by
Name of Subsidiary	Incorporation	GrafTech France S.N.C.
GrafTech Commercial France S.N.C.	France	99.99	% (e)

(a)                               18.9% held by GrafTech Seadrift Holding Corp.
(b)                               0.01% held by GrafTech International Holdings Inc.
(c)                                0.03% held by GrafTech International Holdings Inc.
(d)                               0.10% held by GrafTech UK Ltd.
(e)                                One share held by GrafTech Switzerland S.A.
(f)                                 One share held by GrafTech Luxembourg II S.a.r.l
(g)                                GrafTech Germany GmbH "i.L." liquidation filed with dissolution anticipated on or around November 15, 2021.
(h)                                Shanghai GrafTech Trading Co., Ltd: liquidation filed with dissolution anticipated on or around May 30, 2021.